Exhibit 10.32

DIRECTOR DEFERRED STOCK UNIT AGREEMENT

GRANTEE NAME	NUMBER OF SHARES	GRANT DATE
«Full_Name»	«Shares»	«Grant_Date»

WMS Industries Inc. (the “Company”) hereby awards to you the number of Deferred Stock Units shown above, effective as of the Grant Date. Each Deferred Stock Unit represents the obligation of the Company to deliver one share of the Company’s common stock, par value $0.50 per share (the “Common Stock”) to you at the time provided in this Agreement. This award is granted to you pursuant to the Company’s 2005 Incentive Plan (the “Plan”), and is subject to the terms and conditions in the Plan which are incorporated by reference in this Agreement as if fully set forth herein and the terms and conditions set forth below. Any capitalized, but undefined, term used in this Agreement shall have the meaning ascribed to it in the Plan.

By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and the Plan referenced herein.

WMS Industries Inc.

Brian R. Gamache
President and Chief Executive Officer

Accepted by Director:

«Full_Name»

PLEASE SIGN BOTH COPIES OF THIS AGREEMENT AND

RETURN (1) ORIGINALLY EXECUTED COPY WITHIN 30 DAYS TO:

WMS – Legal Department

Waukegan Office

PLEASE RETAIN THE OTHER ORIGINALLY EXECUTED COPY FOR YOUR RECORDS.

This is not a stock certificate or a negotiable instrument.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

TERMS AND CONDITIONS

1. Vesting; Transferability Restriction; Unsecured Obligation. Your Deferred Stock Units are fully vested at all times. Your Deferred Stock Units are not transferable by you. Except as may be required by federal income tax withholding provisions or by the tax laws of any state, your interests (and the interests of your beneficiaries, if any) under this Agreement are not subject to the claims of your creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. Your Deferred Stock Units represent an unsecured promise by the Company to issue shares of Common Stock to you in the future. Your rights to your Deferred Stock Units are no greater than that of other general, unsecured creditors of the Company.

2. Delivery of Shares of Common Stock. Promptly after the termination of your service as a Director on the Company’s Board of Directors, the Company will deliver to you (or your beneficiary(ies) or personal representative, if you are deceased) shares of Common Stock equal to the number of Deferred Stock Units granted herein.

3. Death Beneficiary Designation. In the event of your death, the Company will issue the shares of Common Stock provided for herein to a beneficiary or beneficiaries (contingently, consecutively or successively) designated by you. You may designate and change a beneficiary or beneficiaries from time to time. A beneficiary may be a trust. A beneficiary designation must be made in writing in a form prescribed by the Company and delivered to the Company while you are alive. If you do not have a designated beneficiary surviving at the time of your death, any delivery of shares of Common Stock will be made to your surviving spouse, if any, and if you do not have a surviving spouse, then to your estate.

4. Cash Dividend Equivalents; Adjustments. If the Company pays a cash dividend on its Common Stock, then, as soon as practical after such dividend is paid, the Company will pay you an amount in cash equal to the per share amount of such dividend multiplied by the number of Deferred Stock Units held by you as of the record date of such dividend. If there is any change in the Common Stock by reason of stock dividends, split-ups, mergers, consolidations, reorganizations, combinations or exchanges of shares or the like, the number of Deferred Stock Units held by you shall be adjusted appropriately so that the number of Deferred Stock Units held by you after such an event shall equal the number of shares of Common Stock a stockholder would own after such an event if the stockholder, at the time such an event occurred, had owned shares of Common Stock equal to the number of Deferred Stock Units held by you immediately before such an event. Adjustments shall be made in whole shares of Common Stock, with fractional shares rounded up to the nearest whole share.

5. No Stockholder Rights. You will not have any stockholder rights, such as rights to vote or to receive dividends or other distributions, with respect to any Deferred Stock Units held by you. As a holder of Deferred Stock Units, you will have only the cash dividend equivalents and adjustment rights provided in this Agreement.

6. Securities Laws. The Company shall not be obligated to issue any Common Stock pursuant to this Agreement if, in the opinion of counsel to the Company, the shares to be so issued are required to be registered or otherwise qualified under the Securities Act of 1933, as amended, or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such shares have been so registered or otherwise qualified.

7. Choice of Law. This Deferred Stock Unit Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

8. No Right to Further Grants. Deferred Stock Unit grants are within the discretion of the Plan Administrator, and no such grant entitles you to any further grants.

9. Interpretations Binding. Plan Administrator interpretations and determinations are binding and conclusive.